InnerWorkings Announces Third Quarter 2012 Results

Company continues strong momentum with 27% quarterly revenue growth and record new enterprise account growth

CHICAGO, IL November 8, 2012 — InnerWorkings, Inc. (NASDAQ: INWK), a leading global marketing supply chain company, today reported results for the three months ended September 30, 2012.

Quarterly Highlights:

•	Revenue of $199.8 million, an increase of 27% compared to $157.8 million in the third quarter of 2011. Organic revenue growth in the quarter was 19%.

•	Record new enterprise account growth of $29 million, an increase of 18% compared to the third quarter of 2011. Year-to-date, new enterprise account growth has reached $77 million, an increase of 17% over the same period last year. Please refer to the revenue growth table below for more information.

•	Non-GAAP Adjusted EBITDA was $11.3 million, an increase of 21% compared to $9.4 million in the year-earlier period. Please refer to non-GAAP reconciliation table below for more information.

•	Operating Income was $7.6 million, an increase of 28% compared to $5.9 million in the year-earlier period. Excluding proceeds from the sale of Echo Global Logistics stock in the period, non-GAAP Earnings per Diluted share in the third quarter of 2012 were $0.09 compared to $0.07 per diluted share in the third quarter of 2011. Please refer to the non-GAAP reconciliation table below for more information.

•	Year-over-year enterprise revenue growth was 32% and middle market revenue growth was 12%.

•	Company expanded its Brazilian market presence with the opening of São Paulo office in July to support multiple global consumer packaged goods customers in the region.

“We hit two significant milestones this quarter. First, we signed yet another large client contract, our fourth major enterprise deal in the last twelve months. Second, our inside sales team signed their 1,000th middle market business client,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Given this recent success, we believe we are well positioned to maintain our momentum in 2013 and beyond.”

Additional third quarter 2012 highlights include the following:

•	81% of the Company’s revenue was generated from domestic sales, while 19% was derived from international sales activity.

•	Enterprise clients accounted for 75% of sales with middle market clients accounting for 25% of sales.

•	As of September 30, 2012, the Company had an outstanding balance of $74 million on its $150 million bank credit facility and retained cash and short-term investments of $9.5 million.

“We continue to execute against our strategy while investing to support our growth,” said Joseph M. Busky, Chief Financial Officer. “We are able to leverage our model across the globe which provides us with significant organic growth opportunities.”

Revenue Growth - Comparing 2012 to 2011
	Q3 $(MM) Change	Q3 % Change	YTD $(MM) Change	YTD % Change
New Enterprise Account Growth	$29	18%	$77	17%
New Middle Market Growth	$3	2%	$10	2%
Same Customer Spend	$-2	-1%	$3	1%
2011-2012 Acquisitive Growth	$12	8%	$41	9%
Total Revenue Growth	$42	27%	$131	29%
Total Organic Revenue Growth	$30	19%	$90	20%

Outlook

The Company is maintaining its previously stated 2012 guidance of $780 million to $810 million in revenue and $0.42 to $0.45 in earnings per share.

Conference Call

A conference call will be broadcast live on Thursday, November 8, 2012 at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the “Events & Presentations” section of InnerWorkings’ website at investor.inwk.com/events.cfm.

About InnerWorkings, Inc.

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global marketing supply chain company servicing corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs approximately 1,300 individuals, and maintains 44 global offices. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities.

For more information visit: www.inwk.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission:

•	Non-GAAP Adjusted EBITDA which represents income from operations with the addition of depreciation and amortization, stock-based compensation expense and any change in the fair value of contingent consideration liabilities;

•	Non-GAAP Adjusted Operating Cash Flow, which represents net cash provided by (used in) operating activities, excluding the adjustment for cash tax benefits arising from option exercises and the pre-payment of VAT assessments in the United Kingdom.

•	Non-GAAP Earnings per Diluted Share, which represents earnings per diluted share, excluding the gain from the sale of Echo Global Logistics stock.

We believe that Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share" included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Revenue	$157,818,904	$199,768,676	$458,611,577	$589,712,549
Cost of goods sold	120,726,113	152,887,337	351,848,878	453,591,764
Gross profit	37,092,791	46,881,339	106,762,699	136,120,785
Operating expenses:
Selling, general and administrative expenses	28,664,137	36,584,422	83,365,659	107,311,789
Depreciation and amortization	2,495,323	2,696,255	7,389,824	8,077,332
Preference claim charge	-	-	950,000	-
Income from operations	5,933,331	7,600,662	15,057,216	20,731,664
Total other income (expense)	432,886	(166,915)	1,296,343	(921,202)
Income before taxes	6,366,217	7,433,747	16,353,559	19,810,462
Income tax expense	2,228,176	2,457,403	5,725,157	6,672,030
Net income	$4,138,041	$4,976,344	$10,628,402	$13,138,432

Basic earnings per share	$0.09	$0.10	$0.23	$0.27
Diluted earnings per share	$0.09	$0.10	$0.22	$0.26

Weighted average shares outstanding, basic	46,456,980	49,406,180	46,350,258	48,408,532
Weighted average shares outstanding, diluted	48,485,484	51,244,909	48,421,908	51,038,573

Consolidated Balance Sheets

	December 31,	September 30,
	2011	2012

Cash and cash equivalents	$13,219,385	$9,156,463
Short-term investments	1,129,757	362,259
Accounts receivable, net of allowance for doubtful accounts	124,946,621	153,598,624
Unbilled revenue	28,318,751	33,630,255
Inventories	14,201,606	14,401,850
Prepaid expenses	11,066,451	14,159,423
Other current assets	15,605,267	37,948,269
Total long-term assets	249,165,348	258,845,705
Total assets	$457,653,186	$522,102,848

Accounts payable-trade	$102,290,443	$125,752,284
Other current liabilities	46,091,094	38,452,447
Revolving credit facility	60,000,000	74,000,000
Other long-term liabilities	67,769,862	69,546,954
Total stockholders' equity	181,501,787	214,351,163
Total liabilities and stockholders' equity	$457,653,186	$522,102,848

Cash Flow Data

	Nine Months Ended September 30,
	2011	2012
Net cash provided by (used in) operating activities	$17,023,256	$(13,100,484)
Net cash used in investing activities	(19,239,802)	(10,793,609)
Net cash provided by financing activities	6,680,847	20,163,365
Effect of exchange rate changes on cash and cash equivalents	(146,287)	(332,194)
Increase (decrease) in cash and cash equivalents	4,318,014	(4,062,922)
Cash and cash equivalents, beginning of period	5,259,272	13,219,385
Cash and cash equivalents, end of period	$9,577,286	$9,156,463

Reconciliation of Adjusted EBITDA, Adjusted Operating Cash Flows and Adjusted Diluted earnings per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Operating income	$5,933,331	$7,600,662	$15,057,216	$20,731,664
Depreciation and amortization	2,495,323	2,696,255	7,389,824	8,077,332
Stock-based compensation expense	1,118,890	719,699	2,889,030	3,171,073
Preference claim charge	-	-	950,000	-
Change in fair value of contingent consideration	(153,261)	330,791	107,694	797,476
Adjusted EBITDA	$9,394,283	$11,347,407	$26,393,764	$32,777,545

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Net cash provided by (used in) operating activities	$12,147,009	$(3,103,935)	$17,023,256	$(13,100,484)
Excess tax benefit from exercise of stock awards *	378,011	905,122	666,716	8,352,190
Prepayment of VAT assessment in United Kingdom **	-	3,604,866	-	3,604,866
Adjusted net cash provided by (used in) operating activities	$12,525,020	$1,406,053	$17,689,972	$(1,143,428)

* Represents a U.S. cash tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.

** Represents a payment made to Her Majesty's Revenue and Customers for VAT assessments in the U.K. which the company is currently appealing.

	Three Months Ended September 30,
	2011	2012
Net income	$4,138,041	$4,976,344
Gain on sale of Echo shares, net of tax	(597,198)	(210,883)
Net income, excluding gain on sale of Echo shares	$3,540,843	$4,765,461

Weighted average shares outstanding, diluted	48,485,484	51,244,909

Adjusted Diluted EPS, excluding gain on sale of Echo Global Logistics Stock	$0.07	$0.09

CONTACT:

Patti K. Doyle

InnerWorkings, Inc.

(312) 784-2607

pdoyle@inwk.com

SOURCE: InnerWorkings, Inc.